As filed with the Securities and Exchange Commission on June 20, 2006.
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

T-3 ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0697390
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

7135 Ardmore
Houston, Texas 77054
(Address of Principal Executive Offices)

T-3 ENERGY SERVICES, INC.
2002 STOCK INCENTIVE PLAN,
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005
(Full Title of the Plan)

Name, Address and Telephone	Copy of Communications to:
Number of Agent for Service:

Gus D. Halas	Richard L. Wynne
President, Chief Executive Officer and Chairman	Porter & Hedges, L.L.P.
T-3 Energy Services, Inc.	1000 Main Street, 36th Floor
7135 Ardmore	Houston, Texas 77002
Houston, Texas 77054	(713) 226-6647
(713) 996-4110
CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed Maximum Offering	Maximum Aggregate	Amount of
Title of Securities to be Registered (1)	be Registered(1)	Price per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $.001 per share	1,000,000	$18.51	$18,510,000	$1,981

(1)	Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the 2002 Stock Incentive Plan, as amended and restated effective January 1, 2005).
(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low sale prices for the Common Stock on the Nasdaq National Market on June 15, 2006, $18.51.

Statement Under General Instruction E — Registration of Additional Securities
ITEM 8. EXHIBITS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
Opinion of Porter & Hedges, L.L.P.
Consent of Ernst & Young LLP

Statement Under General Instruction E — Registration of Additional Securities
     This registration statement registers an additional 1,000,000 shares of our common stock related to the 2002 Stock Incentive Plan, as amended and restated effective January 1, 2005, which are the same class as other securities for which a registration statement on Form S-8, File No. 333-101266 (the “Prior Registration Statement”), have been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.
ITEM 8. EXHIBITS

Exhibit
No.	Description
4.1	T-3 Energy Services, Inc. 2002 Stock Incentive Plan, as amended and restated effective January 1, 2005 (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2006 (File No. 000-19580)).

*5.1	Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 20th day of June, 2006.

T-3 ENERGY SERVICES, INC.
By:	/s/ Gus D. Halas
Gus D. Halas
President, Chief Executive Officer and Chairman

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gus D. Halas and Michael T. Mino, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Gus D. Halas Gus D. Halas	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	June 20, 2006
/s/ Michael T. Mino Michael T. Mino	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 20, 2006
/s/ Joseph R. Edwards Joseph R. Edwards	Director	June 20, 2006
/s/ Ben A. Guill Ben A. Guill	Director	June 20, 2006
/s/ Michael W. Press Michael W. Press	Director	June 20, 2006
/s/ Stephen A. Snider Stephen A. Snider	Director	June 20, 2006
/s/ James M. Tidwell James M. Tidwell	Director	June 20, 2006

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INDEX TO EXHIBITS

Exhibit
No.	Description
4.1	T-3 Energy Services, Inc. 2002 Stock Incentive Plan, as amended and restated, effective January 1, 2005 (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2006 (File No. 000-19580)).

*5.1	Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.